Exhibit 16.1

June 15, 2009
Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: CHINA DIGITAL COMMUNICATION GROUP
File No. 000-49715

We have read the statements that we understand China Digital Communication Group will include under Item 4.01 of the Form 8-K report, dated June 10, 2009. We agree with such statements made regarding our firm.

Very truly yours,

/s/Kabani & Company, Inc.